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                                                                    Exhibit 10.2

                          CROSS COUNTRY HOLDINGS, INC.



                                  June 24, 1999


Mr. Emil Hensel
c/o Cross Country Staffing
6551 Park of Commerce Boulevard
Boca Raton,  Florida  33487


Dear Mr. Hensel:

                  Cross Country Holding, Inc., a Delaware corporation (the "Company"), hereby agrees to cause the Company to employ you and you hereby agree to accept such employment under the following terms and conditions:

                  1. TERM OF EMPLOYMENT.

                           (a) Except for earlier termination as provided in
Section 9 below, your employment under this Agreement shall be for an initial term commencing on the date of the closing of the acquisition (the "Acquisition") of substantially all of the assets of Cross Country Staffing by the Company (the "Effective Date") and terminating on the third anniversary of the Effective Date (the "Initial Term"),

                           (b) After the Initial Term, this Agreement shall be
automatically renewed for successive renewal terms of one year each, unless prior to the end of any such renewal term either party shall have given to the other party at least 90 days' prior written notice of its intention not to renew this Agreement.

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                  2. COMPENSATION.

                           (a) You shall be compensated for all services
rendered by you under this Agreement at the rate of $175,000 per annum (such salary, as it may from time to time be increased, is hereinafter referred to as the "Base Salary"), payable in such manner as is consistent with the Company's payroll practices for executive employees. Prior to each anniversary of the Effective Date, the Board of Directors shall review your performance, the earnings of the Company during the prior year and the Company's economic prospects for the coming year and shall consider in its sole discretion whether to increase the Base Salary payable to you hereunder.

                           (b) With respect to the Company's fiscal year ending
December 31, 1999, you shall be eligible to receive an annual incentive bonus in accordance with the terms of the Bonus Plan of the Company attached hereto as EXHIBIT A. The Company shall adopt similar plans for its subsequent fiscal years during the Initial Term with targets linked to the business plan of the Company attached hereto as EXHIBIT B. The Bonus Plan will be appropriately adjusted to reflect acquisitions.

                  3. DUTIES.

                           (a) You shall serve as the Chief Operating Officer
and Chief Financial Officer of the Company, subject to the direction and control of the Board of Directors of the Company. You shall report directly to the Chief Executive Officer of the Company. Your principal office shall be located in the vicinity of Boca Raton, Florida, in South Palm Beach County, Florida.


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                           (b) You shall devote your full business time,
energies and attention to the business and affairs of the Company and its subsidiaries, if any.

                           (c) You agree to cooperate with the Company,
including taking such reasonable medical examinations as may be necessary, in the event the Company shall desire or be required (such as pursuant to the terms of any bank loan or any other agreement) to obtain life insurance insuring your life.

                           (d) You shall, except as otherwise provided herein,
be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees.

                  4. BENEFITS. You shall be entitled to such benefits, if any, as are generally provided by the Company to its senior executive employees including, without limitation, personal leave, sick leave, vacation leave and holiday leave to the extent such leaves are provided to all senior executive employees. You also shall have the benefit of any life and medical insurance plans, pensions and other similar plans as the Company may have or may establish from time to time for its senior executive employees. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, and no such action or failure thereof shall affect this Agreement. In addition, the Company shall provide you with a term life insurance policy in the amount of $440,000.

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                  5. EXPENSES. The Company will reimburse you for reasonable expenses, including travel expenses, incurred by you in connection with the business of the Company upon the presentation by you to the Company of appropriate substantiation for such expenses.

                  6. RESTRICTIVE COVENANTS.

                           (a) During such time as you shall be employed by the
Company, and for a period of two years thereafter, you shall not, without the written consent of the Board of Directors, directly or indirectly become associated with, render services to invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner, agent of or consultant for, any business which is conducted in any of the jurisdictions in which the Company's business is conducted and which is competitive with the business in which the Company is engaged at the time your employment with the Company ceases; PROVIDED, HOWEVER, that: (1) nothing herein shall prevent you from acquiring up to 3% of the securities of any company listed on a national securities exchange or quoted on the NASDAQ quotation system, provided your involvement with any such company is solely that of a stockholder; and (2) if your employment hereunder shall be terminated by the Company without Just Cause (as defined below), then the foregoing noncompetition agreement shall, at the election of the Company, be effective for a period of up to two years after such termination provided the Company shall pay you during such period at a per annum rate equal to the sum of: (i) your Base Salary in effect at the time of such termination, plus (ii) the cost of any life and medical insurance benefits you would have been entitled to receive pursuant to Section 4 of this Agreement, plus (iii) the amount you would have been entitled to receive pursuant to
Section 2(b) of this Agreement with

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respect to the fiscal year of the Company in which your employment was terminated (collectively, the "Total Payment"). In the event the Company is making payments to you pursuant to clause (2) of the immediately preceding sentence, the Company shall have the right to terminate such payments at any time upon 30 days' prior written notice to you, in which event the foregoing noncompetition agreement shall terminate on the 30th day following your receipt of such notice.

                           (b) The parties hereto intend that the covenant
contained in this Section 6 shall be deemed a series of separate covenants for each country, state, county and city in which the Company's business is conducted. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 6 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the countries, states, counties and cities therein which are least populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this
Section 6.

                  7. CONFIDENTIALITY, NON-INTERFERENCE AND PROPRIETARY INFORMATION.

                           (a) CONFIDENTIALITY. In the course of your employment
by the Company hereunder and your employment by the Company's predecessor, you will have and have had access to confidential or proprietary data or information of the Company, its predecessor and their respective operations. You will not at any time divulge or communicate to any person nor shall you direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing

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your duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such data or information. The provisions of this Section 7(a) shall survive your employment hereunder, whether by the normal expiration thereof or otherwise. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public or generally known within the staffing industry, including, without limitation, personnel information, financial information, customer lists, supplier lists, trade secrets, information regarding operations, systems, services, knowhow, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

                           (b) NON-INTERFERENCE. You agree that you will not
at any time after the termination of your employment by the Company, for your own account or for the account of any other person, tortiously interfere with the Company's relationship with any of its suppliers, customers or employees.

                           (c) PROPRIETARY INFORMATION AND DISCLOSURE. You agree
that you will at all times promptly disclose to the Company (which, for the purposes of this Section 7, shall include the Company and any subsidiaries and affiliates of the Company), in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trade-marked, copyrighted or patented) conceived or developed or created by you during or in connection with your employment hereunder and which relate to the business of the Company and any subsidiaries or affiliates ("Intellectual Property"). You agree

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that all such Intellectual Property shall be the sole property of the
Company. You further agree that you will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectible rights in such Intellectual Property.

                           (d) RETURN OF PROPERTY. All written materials,
records and documents made by you or coming into your possession during your employment concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of your employment, or upon request of the Company during your employment, you shall promptly deliver same to the Company. In addition, upon termination of your employment, or upon request of the Company during your employment, you will deliver to the Company all other Company property in your possession or under your con trol, including, but not limited to, financial statements, marketing and sales data, patent applications, drawings and other documents, and all Company credit cards and automobiles.

                  8. EQUITABLE RELIEF. With respect to the covenants contained in Sections 6 and 7 of this Agreement, you agree that any remedy at law for any breach of said covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award.

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                  9. EARLIER TERMINATION. Your employment hereunder shall
terminate prior to the expiration of the Initial Term (or any renewal term, in the event of renewal) on the following terms and conditions:

                           (a) This Agreement shall terminate automatically on
the date of your death.

                           (b) This Agreement shall be terminated if you are
unable to perform your duties hereunder for 120 days (whether or not continuous) during any period of 180 consecutive days by reason of physical or mental disability. The disability shall be deemed to have occurred on the 120th day of your absence or lack of adequate performance.

                           (c) This Agreement shall terminate immediately upon
the Company's sending you written notice terminating your employment hereunder for "Just Cause," which shall mean (i) an act or acts of fraud or dishonesty by you which results in the personal enrichment of you or another person or entity at the expense of the Company; (ii) your admission, confession or conviction of
(X) any felony (other than third degree vehicular infractions), or (Y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) your continued material breach of any obligations under this Agreement 30 days after the Company has given you notice thereof in reasonable detail, if such breach has not been cured by you during such period; or (iv) your gross negligence or willful misconduct with respect to your duties or gross misfeasance of office.

                           (d) This Agreement shall terminate immediately upon
the Company's sending you written notice terminating your employment hereunder (without Just Cause therefor having

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been given by you) for any reason or for no reason. Upon any such termination, the Company's sole obligation to you shall be (i) to pay you the Total Payment that would have been due to you for the remainder of the Initial Term, or the then current renewal term of this Agreement, as the case may be (which shall be paid as and when such amounts would have been due had your employment continued). In no event will the aggregate payment to be received by you pursuant to this Section 9(d) be less than one year's worth of Base Salary in effect as of the date of termination of your employment hereunder.

                           (e) Except as specifically set forth in Section 9(d)
above, upon termination of this Agreement, the Company's obligations hereunder shall cease.

                  10. REPRESENTATION AND WARRANTY. The execution, delivery and performance of this Agreement by you will not conflict with or result in a violation of any agreement to which you are a party or any law, regulation or court order applicable to you.

                  11. EFFECTIVENESS; ENTIRE AGREEMENT; MODIFICATION. This Agreement shall not become effective unless and until the Acquisition shall have been consummated. If the Acquisition has not been consummated by September 30, 1999, this Agreement shall automatically terminate. This Agreement constitutes the full and complete understanding of the parties and will, on the Effective Date, supercede all prior agreements between the parties, Cross Country Staffing and their respective affiliates with respect to your employment arrangements (the "Prior Agreements"). You hereby release the Company and its affiliates, effective as of the Effective Date, from all obligations to you under the Prior Agreements. No representations, inducements, promises, agreements or understandings, oral or otherwise, have been made by either party to this Agreement, or anyone acting on behalf of either

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party, which are not set forth herein, and any others are specifically waived. This Agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.

                  12. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                  13. WAIVER OF BREACH. The waiver of either party of a breach of any provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach,

                  14. NOTICES. All notices hereunder shall be in writing and shall be sent by express mail or by certified or registered mail, postage prepaid, return receipt requested, if to you, to your residence as listed in the Company's records, and if to the Company, c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022, attention of Thomas C. Dircks with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, attention of Stephen W. Rubin, Esq.

                  15. ASSIGNABILITY; BINDING EFFECT. This Agreement shall not be assignable by you without the written consent of the Management Committee (or Board of Directors) of the

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Company. This Agreement shall be binding upon and inure to the benefit of you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

                  16. GOVERNING LAW. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Florida, without regard to the conflicts or choice of law provisions thereof.

                  17. HEADINGS. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  18. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  19. DISPUTES. In the event of any dispute under this Agreement, the non-prevailing party shall pay all legal fees and expenses of the prevailing party.

                  20. REVIEW OF THIS AGREEMENT. You acknowledge that you have
(a) carefully read this Agreement, (b) had an opportunity to consult with independent counsel with respect to this Agreement and (c) entered into this Agreement of your own free will.

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                  If this letter correctly sets forth our understanding, please sign the duplicate original in the space provided below and return it to the Company, whereupon this shall constitute the employment agreement between you and the Company effective and for the term as stated herein.

                                      CROSS COUNTRY HOLDINGS, INC.

                                      By: /s/ THOMAS C. DIRCKS
                                          --------------------
                                               Chairman


Agreed as of the date
first above written:



         /s/ EMIL HENSEL
         ---------------
             Emil Hensel

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